REGINA VENTURES, LLC

                              DEVELOPMENT AGREEMENT

                            DATED: December 19, 1998










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                               TABLE OF CONTENTS

 1. COMPANY ORGANIZATION AND GOVERNANCE ...................................   1
 2. DEVELOPMENT OF BISTRO CONCEPT .........................................   3
 3. SITE SELECTION AND DEVELOPMENT ........................................   7
 4. ROLL-UP RIGHTS ........................................................  10
 5. SINGLE RESTAURANT PURCHASES ...........................................  17
 6. COMPLIANCE WITH LAWS ..................................................  18
 7. ADVERTISING AND MARKETING .............................................  18
 8. CONFIDENTIAL INFORMATION ..............................................  18
 9. CORPORATE REQUIREMENTS ................................................  20
10. COVENANTS .............................................................  20
11. NOTICES ...............................................................  22
12. INDEPENDENT CONTRACTOR ................................................  23
13. APPROVALS AND WAIVERS .................................................  24
14. SEVERABILITY AND CONSTRUCTION .........................................  24
15. APPLICABLE LAW; REMEDIES ..............................................  25
16. MEDIATION AND ARBITRATION PROVISIONS ..................................  25
18. ENTIRE AGREEMENT ......................................................  28
19. PURSUANT TO OTHER INTERESTS ...........................................  28
20. ACKNOWLEDGMENTS .......................................................  28
      EXHIBIT A-CERTIFICATE OF FORMATION ..................................  25
      EXHIBIT B-OPERATING AGREEMENT .......................................  26
      EXHIBIT C-PROPRIETARY MARKS .........................................  27


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                                 REGINA BISTRO

                              DEVELOPMENT AGREEMENT

        THIS DEVELOPMENT AGREEMENT ("Agreement") is entered into on December 19, 1998, between Boston Restaurant Associates, Inc., a Delaware corporation ("BRA"), and Italian Ventures, LLC, a Kentucky limited liability company ("Ventures").

        WHEREAS, BRA and its affiliates currently operate both food court kiosks specializing in the sale of high-quality pizza under the name "Pizzeria Regina" and full service, casual restaurants specializing in Italian cuisine under the name "Polcari's"; and

        WHEREAS, BRA desires to develop and introduce a new concept which incorporates both its high quality "Pizzeria Regina" pizza and its broader "Polcari's" menu items in a full-service bistro environment (the "Bistro Concept") within North America (the "Development Areas"); and

        WHEREAS, Ventures wishes to assist BRA in the development of the Bistro Concept and the implementation and operation of restaurants under the Bistro Concept ("Bistro Restaurants"); and

        WHEREAS, BRA and Ventures desire to pursue a business arrangement through shared ownership in a to-be-formed Massachusetts limited liability company to be known as "Regina Ventures, LLC" (the "LLC") for the purpose of developing, promoting and implementing the Bistro Concept in North America.

        NOW, THEREFORE, the parties agree as follows:

        1.      COMPANY ORGANIZATION  AND GOVERNANCE
                ------------------------------------

        1.1. Upon execution of this Agreement BRA and Ventures shall form the LLC as a limited liability company pursuant to the laws of the Commonwealth of Massachusetts under the name "Regina Ventures, LLC". Formation of the LLC shall be effectuated by filing the Certificate of Organization attached as Exhibit A hereto with the Massachusetts Secretary of State.

        1.2. BRA shall subscribe to a 51% voting membership interest in the LLC for an initial capital contribution of $102,000 in cash, and Ventures shall subscribe to a 49% voting membership interest in the LLC for an initial capital contribution of $98,000 in cash. Additional capital contributions shall be made by BRA and Ventures on an as-needed basis in proportion to their respective ownership interests in the LLC, all in accordance with and subject to the terms and conditions of the Operating Agreement (as hereinafter defined).


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        1.3 The regulations governing the operation and management of the LLC shall be as provided in the Operating Agreement attached as Exhibit B hereto, as it may be amended from time to time by mutual agreement of BRA and Ventures (the "Operating Agreement"). Ventures shall provide general board-level supervision of (i) the design and establishment of the LLC's management and operational systems and (ii) the monitoring of their implementation, applying its full-service restaurant experience for the benefit of the LLC for no compensation (other than reimbursement of out-of-pocket expenses as provided in Section 2.4 hereof); provided, however, the parties acknowledge that, except as provided in this Agreement as to the services of Richard Reeves and BRA, all management and operational activities of the LLC will be conducted by employees or agents of the LLC at the LLC's expense. Richard Reeves, the president of Ventures, shall provide, as reasonably necessary to fulfill Ventures duties hereunder, his personal services to the LLC in his capacity as an officer of Ventures and as an officer of the LLC, for no compensation, provided that it is expressly acknowledged that Ventures, the LLC, the Bistro Concept, and the Bistro Restaurants, in the aggregate, represent only one aspect of Richard Reeves' business activities and Richard Reeves will not in any event devote his full time or attention to the business of Ventures and/or the LLC or to the development or management of the Bistro Concept and/or the Bistro Restaurants. Ventures and Richard Reeves shall perform such services at the direction and subject to the general supervision of the LLC. In the event George R. Chapdelaine is terminated as the chief executive officer of BRA or any successor thereof, by a vote of BRA's (or such successor's) Board of Directors which includes the vote to do so by a majority of those members of BRA's (or such successor's) Board of Directors who are neither a member or affiliate of Ventures or the LLC, Ventures shall have the immediate and continuous right to exercise its Put option in accordance with Article 4 hereof; provided, however, that Venture's right to exercise its Put option by reason of such event (but not by reason of any other event as provided under Article 4) shall terminate sixty
(60) days after written notice is given by BRA to Ventures advising Ventures of the appointment of a successor chief executive officer of BRA. In the event Richard Reeves at any time ceases to be the president of Ventures, BRA shall have the immediate and continuous right to exercise its Call option in accordance with Article 4 hereof; provided, however, that BRA's right to exercise its Put option by reason of such event (but not by reason of any other event as provided under Article 4) shall terminate sixty (60) days after written notice is given by Ventures to BRA advising BRA of the appointment of a successor president of Ventures.

        1.3 Ventures shall have immediate and continuous right to exercise its Put option in accordance with Article 4 hereof in the event of George R. Chapdelaine at any time ceases to be the chief executive officer of BRA or any successor thereof for any reason, including, but not limited to, his death, Disability (as defined in Section 4.5) or termination of employment or other cessation as chief executive officer implemented by a vote (or written action in lieu of a vote) by BRA's (or any successor's) Board of Directors unless such vote (or written action in lieu of a vote) includes votes cast in favor of (or the written consent to) such cessation by a majority of those members of BRA's (or such successor's) Board of Directors who are neither a member or affiliate of Ventures or the LLC; provided, however, that Venture's right to exercise its Put option by reason of such event (but not by reason of any other event as provided under Article 4) shall terminate sixty (60) days after written notice is given by BRA to Ventures advising Ventures of the appointment of a successor chief executive officer of BRA. In the event Richard Reeves at


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any time ceases to be the president of Ventures for any reason, including, but not limited to, his death, Disability, or termination of employment, BRA shall have the immediate and continuous right to exercise its Call option in accordance with Article 4 hereof; provided, however, that BRA's right to exercise its Put option by reason of such event (but not by reason of any other event as provided under Article 4) shall terminate sixty (60) days after written notice is given by Ventures to BRA advising BRA of the appointment of a successor president of Ventures.

        1.4. The purpose of the LLC shall be to develop, implement, operate, franchise, license, market and promote the Bistro Concept within the Development Area. All activities in connection with such purpose shall be subject to the terms and conditions of the Operating Agreement and this Agreement and shall be conducted through the LLC except as expressly provided herein. Further, except as expressly provided herein or under the Operating Agreement, neither BRA nor Ventures shall have any authority to bind or act for, or assume any obligations or responsibilities on behalf of, the LLC or the other party. The LLC shall not be responsible or liable for any indebtedness or obligation of BRA or Ventures or otherwise relating to the Bistro Concept incurred or arising either before or after the execution of this Agreement except as to those responsibilities, liabilities, indebtedness or obligations incurred after the date of this Agreement pursuant to and as limited by this Agreement and the Operating Agreement. This Agreement shall not be deemed to create a general partnership between BRA and Ventures with respect to any activities within the scope and purposes of the LLC or any other activities.

        1.5.    TERM OF THE AGREEMENT
                ---------------------

        1.5.1. The Initial Term of this agreement shall be twenty (20) years commencing on the date hereof (the "Initial Term").

        1.5.2. Either party may elect to extend the Initial Term and the then prevailing terms of this Agreement or to renegotiate the terms of this Agreement pursuant to written notice thereof to the other party at least one hundred eighty (180) days prior to the end of the Initial Term (a "Renegotiation Notice"). If the parties do not agree to extend and are unable to renegotiate the terms of this Agreement on mutually satisfactory terms within one hundred twenty (120) days thereafter (the "Negotiation Period"), BRA shall buy the equity interest of Ventures in the LLC together with the assets of Ventures and its affiliates (excluding any cash, accounts receivable or other cash equivalent) used in any Bistro Restaurant or full-service sit-down restaurant developed by Ventures, or any affiliate of Ventures, in accordance with Sections 4.1.1, 4.1.2, 4.1.3, 4.2, 4.3, 4.4, and 4.7.

        2.      DEVELOPMENT OF BISTRO CONCEPT.
                ------------------------------

        2.1. BRA and Ventures, acting through and on behalf of the LLC, shall assume joint responsibility for the development and design of the Bistro Concept within the Development Area. BRA shall further provide assistance to the LLC with respect to food ingredients, menu items and menu design. The Bistro Concept shall be based on a casual dining, full-service approach and shall include, to the extent deemed advisable by the LLC, menu items which incorporate certain of BRA's Proprietary Products (as defined in BRA's Uniform Franchise Offering Circular), including without limitation BRA's proprietary dough, sauce, cheese, tomato


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and spice packs, and proprietary brick ovens, which shall be purchased, in the case of Proprietary Products, or leased, in the case of ovens, by the LLC from BRA in accordance with BRA's standard intercompany costing methods (which methods are designed so as to result in a breakeven or very low profit to BRA from such commissary or supply activities). The Bistro Concept may also include, to the extent deemed advisable by the LLC, use of certain proprietary marks owned by BRA, which marks are identified on Exhibit C hereto, and any future proprietary marks created for the Bistro Concept which are based on, or derived from, any of the proprietary marks owned by BRA (the "Proprietary Marks"). In addition, BRA hereby licenses to the LLC and will make available for the LLC's use in connection with the development and operation of the Bistro Concept and the Bistro Restaurants, to the extent deemed advisable by the LLC, all of BRA's menu descriptions, and other confidential information, systems, trade secrets, proprietary technology and know-how regarding the "Pizzeria Regina" concept and operations and the "Polcari's" concept and operations, but expressly excluding BRA's recipes for Proprietary Products. Ventures and the LLC shall maintain the confidentiality of all such information in accordance with the provisions of
Section 8 hereof.

        2.2. Following development of the Bistro Concept, Ventures shall use its reasonable best efforts to implement the Bistro Concept within the Development Area, but without any obligation to build a specific number of restaurants, unless specified in a writing, fully executed by both BRA and Ventures; provided that, it is expressly acknowledged that Ventures, the LLC, the Bistro Concept, and the Bistro Restaurants, in the aggregate, represent only one aspect of Richard Reeves' business activities and Richard Reeves will not in any event devote his full time or attention to the business of Ventures and/or the LLC or to the development or management of the Bistro Concept and/or the Bistro Restaurants. In furtherance thereof and in accordance with the other terms and conditions of this Agreement, Ventures shall, on behalf of the LLC and at the LLC's expense: (i) identify and select site locations for Bistro Restaurants, subject to BRA's approval; (ii) negotiate with landlords for site locations;
(iii) supervise restaurant build-outs; (iv) develop promotional and marketing materials; (v) recruit, hire and train Bistro Restaurant employees; (vi) develop and implement ongoing quality assurance programs; (vii) select, secure and maintain an office in Louisville, Kentucky, which is reasonably satisfactory to BRA and from which the LLC's operations will be conducted, it being acknowledged that Ventures' current office identified in Section 11 below is satisfactory; and (viii) perform other duties ancillary to the foregoing or as otherwise specified herein, in each case in a manner which conforms with the standard practices of BRA as in effect from time to time (as such standard practices shall be communicated to Ventures). Subject to the other terms and provisions of this Agreement (including those which may be restrictive), Ventures, as an authorized representative of the LLC, and Richard Reeves, as an officer of the LLC, shall be delegated by the Manager of the LLC such power and authority to act for and in the name of, and to bind and obligate, the LLC as are reasonably necessary to enable them to carry out the foregoing duties and obligations; provided that Ventures and Richard Reeves shall consult with the Manager prior to undertaking any of the foregoing actions which Ventures or Richard Reeves, acting reasonably and in good faith, deems to be significant and material from a financial or operational standpoint and shall consider the Manager's input with respect thereto; and further provided that, the decisions and actions of Ventures and/or Richard Reeves shall be subject to the Mediation and Arbitration Provisions set forth in Section 16 hereof. Ventures agrees to refrain from any business or advertising practiced


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which it should reasonably anticipate might be injurious to the business of BRA, the Bistro Concept, the Bistro Restaurants, the Proprietary Marks or the good will of any of the foregoing and shall immediately cease any advertising practice at the request of BRA which BRA believes is injurious to the business or goodwill of BRA, the Bistro Concept, the Bistro Restaurants or the Proprietary Marks. To the extent that Ventures, Richard Reeves, or any affiliate of theirs may incur costs or expenses which relate to more than merely the business activities of the LLC or the development of the Bistro Concept and the Bistro Restaurants, such as overhead or administrative costs, they shall equitably allocate such costs and expenses among the LLC and the other businesses benefited thereby; provided, however, that any relocation expenses incurred by Ventures upon its relocation from its current office location shall be borne by Ventures or other businesses benefited thereby and not by the LLC, except to the extent of any relocation expenses directly attributable to the relocation of employees, furniture, or equipment of the LLC located in the same offices as those of Ventures.

        2.3. The LLC shall serve as the entity through which BRA and Ventures shall co-develop and co-finance Bistro Restaurants in the Development Area. All revenues (other than reimbursements of costs and expenses) derived by Ventures or BRA in connection with the codevelopment of Bistro Restaurants through the LLC (as opposed to revenues derived from the development of Bistro Restaurants independently by either Ventures or BRA as provided under Section 3 of this Agreement) shall be attributed to and paid over to the LLC. All related expenses incurred directly by the LLC or by Ventures or BRA with respect to the development of the LLC's Bistro Restaurants shall be charged to and paid by the LLC; provided that, without the consent of a Majority-in-Interest of the Members of the LLC (as defined in the Operating Agreement of the LLC), neither Ventures nor BRA shall incur any single cost or expense, or group of related costs or expenses, in the aggregate, during any budget period in excess of $500 in the name or on behalf of the LLC if the incurrence of such cost or expense would result in the aggregate amount incurred by the LLC for all similar expenses exceeding the amount provided for in the approved budget contemplated by Section
2.4 hereof for such expenses during such budget period. To the extent Bistro Restaurants are developed independently by BRA or Ventures as provided in
Section 3 hereof, such restaurants shall be subject to BRA's standard franchise agreements and procedures set forth therein and the payment of territorial and other fees as specified in Section 3 hereof. All revenues from the operation of Bistro Restaurants developed independently by BRA or Ventures shall be realized by and be the sole property of, and all expenses with respect to the development, opening and operation of such restaurants (including, but not limited to, any applicable territorial, franchise or other fees and royalties) shall be borne by, BRA or Ventures, as applicable, depending upon which entity develops such restaurants. No fees or other amounts shall be paid by the LLC to BRA except as expressly contemplated by this Agreement.

        2.4. BRA shall prepare an initial six (6) month budget for the Bistro Concept within a reasonable time after formation of the LLC, which budget shall be submitted to and subject to the approval of the Manager and Members of the LLC. Thereafter, BRA shall prepare a budget for each Bistro Restaurant opening and, after the first year of the LLC's operations, annual budgets for the LLC, all of which budgets shall be similarly submitted to and subject to the approval of the Manager and Members of the LLC. BRA shall also provide to the LLC all necessary cash



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management and accounting/bookkeeping services with respect to the operation of the LLC and the operation of its Bistro Restaurants. BRA shall charge the LLC $1,000 per restaurant per month for such services (the "Monthly Fee"). BRA shall also charge the LLC for all travel expenses reasonably incurred in connection with such services. An annual audit of the LLC shall be performed by BRA's nationally recognized, independent certified public accountants (the "Accountants") in accordance with generally accepted accounting principles in effect in the United States ("GAAP"). The cost of such audits shall be borne by the LLC and shall be independent of the Monthly Fee. To the extent that BRA or any affiliate of BRA may incur out-of-pocket costs or expenses (other than for outside bookkeeping expenses, all of which expenses shall be borne solely by BRA without right of reimbursement) which relate to more than merely the business activities of the LLC and the development of the Bistro Concept and the Bistro Restaurants (such as travel or other costs incurred with respect to both the Bistro Concept and Bistro Restaurants, on the one hand, and the Pizzeria Regina's concept and restaurants, on the other hand), they shall equitably allocate such costs and expenses among the LLC and the other businesses benefited thereby (provided, however, that any relocation expenses incurred by BRA upon its relocation from its current office location shall be borne by BRA or other businesses benefited thereby and not by the LLC, except to the extent of any relocation expenses directly attributable to the relocation of employees, furniture, or equipment of the LLC located in the same offices as those of BRA).

        2.5. Notwithstanding anything herein to the contrary, except to the extent such expense is authorized under a budget in accordance with Section 2.4 hereof, any single direct out-of-pocket expense to be incurred by Ventures or BRA, or any group of related expenses to contemporaneously incurred by Ventures or BRA, in the aggregate, in excess of $500 for which reimbursement will be sought from the LLC must be submitted to the Members of the LLC for approval by a Majority-in-Interest (as defined in the Operating Agreement of the LLC) of the Members prior to the incurring of such expense. Any such expense which is not so approved by the Members or authorized by an approved budget shall be borne by the party incurring such expense. Any approved direct out-of-pocket expense shall be promptly reimbursed by the LLC upon submission of appropriate supporting documentation to the LLC.

        2.6. In the event BRA or Ventures, with the consent of a Majority-in-Interest of the Members of the LLC, seeks financing for the purpose of funding the operations of the LLC and the development of the Bistro Concept and/or any Bistro Restaurant owned and operated by the LLC, such financing shall be obtained by the LLC for the benefit and burden of the Members in accordance with their respective equity interests in the LLC. In the event BRA or Ventures seeks financing for any purpose other than the foregoing, including the development and operation of any Bistro Restaurant not developed and owned by the LLC, either BRA or Ventures, as the case may be depending on whether BRA or Ventures is seeking such financing, shall obtain such financing in its own name and on its own behalf and neither the other party nor the LLC shall have any liability with respect thereto nor shall the equity interests or Capital Accounts in the LLC be affected by such financing.

        2.7. This Agreement does not grant Ventures any right to use the Proprietary Marks or the Bistro Concept except in connection with the fulfillment of Ventures' express obligations


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hereunder or the independent development of Bistro Restaurants by Ventures in accordance with the provisions of Section 3 hereof and BRA's standard form franchise agreement. Ventures acknowledges that it will have no right under this Agreement to franchise any person or legal entity to use the Proprietary Marks or the Bistro Concept.

        3. SITE SELECTION AND DEVELOPMENT.
           -------------------------------

        3.1. BRA shall approve each site proposed by Ventures for each Bistro Restaurant to be developed hereunder in the Development Area subject to standards approved by BRA. Before committing to a site, Ventures shall submit to BRA such information and materials as BRA may reasonably request to evaluate the site. After receipt of such information and materials, BRA, in its sole discretion, shall approve or refuse to approve the proposed site. BRA shall either approve or reject a proposed site not later than ten (10) days after receipt of all information and materials requested pursuant to this Section 3 and after expiration of the period specified in Section 3.2, if applicable. No site shall be deemed to have received BRA's approval unless it has been approved in writing by BRA.

                3.1.1. If BRA approves a site proposed by Ventures, the Bistro Restaurant on the proposed site shall be developed by the LLC with all economic benefits and burdens of such restaurant inuring and accruing to the LLC. No territorial, franchise, site, license, royalty or other such fees shall be payable to BRA with respect to such restaurant.

                3.1.2. If BRA does not approve a site proposed by Ventures, Ventures may, at its option, develop a Bistro Restaurant on the proposed site, subject to (i) executing and delivering to BRA BRA's standard form franchise agreement for the Bistro Restaurant to be developed on the proposed site and
(ii) paying the LLC $5,000 (or the then prevailing amount if different) per Bistro Restaurant to be opened as an initial installment of the total $10,000 territorial fee (or the then prevailing total standard territorial fee if different) to be paid with respect to each Bistro Restaurant.

                3.1.3. If BRA sells a territory within the Development Area to a third party, upon sale of such territory, BRA shall credit and pay upon receipt of funds to the LLC's account for each Bistro Restaurant site to be opened in the territory, the initial installment of the territorial fee equal to $5,000 (or the then prevailing amount if different) per Bistro Restaurant to be opened as an initial installment of the total $10,000 territorial fee (or the then prevailing total standard territorial fee if different) to be paid with respect to each Bistro Restaurant. Each such Bistro Restaurant shall pay a royalty to be determined by BRA of not less than 5% of sales to BRA, and the entire royalty fee paid by such Bistro Restaurant shall be paid over by BRA to the LLC by the 10th day of the calendar month following receipt by BRA of such royalty. Any franchisee who proposes to open a Bistro Restaurant within a territory shall be subject to the prior written approval of the LLC, which approval shall be granted or withheld in writing within ten (10) days of the request for approval.

                3.1.4. For any site on which a store will be opened in a territory within the Development Area which has not yet been designated as a Bistro Restaurant or otherwise, BRA



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shall pay $5,000 (or the then prevailing amount if different) into an escrow account held by the LLC until such designation has been made, at which point such amount shall be credited to the LLC or returned to BRA as appropriate depending upon whether the site is ultimately designated a Bistro Restaurant or otherwise. The payment of $5,000 (or the then prevailing amount if different) per Bistro Restaurant to be opened shall represent the first installment of the total $10,000 territorial fee (or the prevailing total standard territorial fee, if different) to be paid with respect to each Bistro Restaurant to be opened. Any Bistro Restaurant developed pursuant to Sections 3.1.1, 3.1.2, 3.1.3, this 3.1.4, 3.2 and 3.3 shall be included in the Roll-Up Transaction (as hereinafter defined) when either the Put or the Call is exercised as provided in Section 4 hereof.

                3.1.5. In the event BRA proposes a site for a Bistro Restaurant and Ventures declines to participate with BRA by having the LLC develop such site, BRA shall have the right to sell a franchise for a Bistro Restaurant at the proposed site in conjunction with its sale of Pizzeria Regina franchises (a "Bistro Franchise") or BRA may elect to develop the site itself. Ventures shall indicate its desire to have the LLC develop or decline the right to participate in the development of the Bistro Restaurant on a proposed site not later than ten (10) days after such proposal by BRA. If BRA develops the site itself, BRA shall pay to the LLC $5,000 (or the then prevailing amount if different) as an initial installment of the total $10,000 territorial fee (or the then prevailing total standard territorial fee, if different) with respect to such Bistro Restaurant. The balance of the territorial fee will be paid by BRA to the LLC as provided in BRA's standard form franchise agreement. If BRA sells a Bistro Franchise or a territory to a franchisee, upon sale of such territory, BRA shall charge such franchisee, depending upon whether the site is ultimately designated a Bistro Restaurant or otherwise, $5,000 (or the then prevailing amount if different) per Bistro Franchise or Bistro Restaurant to be opened in the applicable territory as an initial installment of the total territorial fee per site. For any site on which a store will be opened in a territory which has not yet been designated as a Bistro Restaurant, BRA shall pay $5,000 (or the then prevailing amount if different) into an escrow account held by the LLC until such designation has been made, at which point such fee shall be credited to the LLC or returned to BRA as appropriate, depending upon whether the site is ultimately designated a Bistro Restaurant or otherwise. Such $5,000 (or the then prevailing amount if different) shall represent the first installment of the total $10,000 (or the then prevailing total standard territorial fee if different) to be paid with respect to each Bistro Restaurant. BRA shall account to the LLC for such territorial fees, and upon receipt, shall immediately remit such amounts to the LLC. BRA shall further account to the LLC for, and upon receipt, shall immediately remit to the LLC, all site and royalty fees thereafter paid by such franchisee on account of such Bistro Restaurants. The proportionate share of territorial, site and royalty fees paid by such franchisee that relate to the Pizzeria Regina concept shall be retained by BRA.

                3.1.6. In the event BRA proposes a site for a Bistro Restaurant which is agreeable to Ventures, the Bistro Restaurant developed on such site shall be developed through the LLC with all economic benefits and burdens of such restaurant inuring and accruing to the LLC. No territory, franchise, site, license, royalty or other such fees shall be payable with respect to such restaurant.



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        3.2. In the event Ventures proposes to develop a Bistro Restaurant at a site within a territory which BRA has previously sold to a franchisee, such franchisee shall have a right of first refusal with respect to such Bistro Restaurant as hereafter provided. If the site for the proposed Bistro Restaurant is located in a mall, such franchisee shall have the right to develop, own and operate a Bistro Restaurant at the specifically proposed site. If the site for the proposed Bistro Restaurant is not located in a mall, such franchisee shall have the right to develop, own and operate a Bistro Restaurant on the proposed site or other similar site located within a one-half mile radius of the site proposed by Ventures. In either case, development and operation shall be in accordance with the applicable franchise agreement. Following written notice of a proposed site from Ventures, BRA shall notify the franchisee, if any, who holds a franchise for the applicable territory of such proposal, which notice shall give such franchisee twenty (20) days within which to notify BRA of such franchisee's election to exercise its right of first refusal with respect to the proposed site. If such franchisee elects to exercise such right to develop a Bistro Restaurant on the proposed site approved by BRA,

        (i) the active design and planning aspects of such development must commence within three (3) months after such exercise and be diligently pursued thereafter,

        (ii) construction of the Bistro Restaurant must be commenced within six (6) months after such exercise and be diligently pursued thereafter, and

        (iii) the Bistro Restaurant must be open and actively conducting business within twelve (12) months after such exercise. If development or construction has not commenced or if such Bistro Restaurant has not opened within such time frame, the LLC or, if declined by the LLC, Ventures, shall have the right to develop a Bistro Restaurant on the proposed site or other site approved by BRA. If such franchisee declines to exercise its right of first refusal, such franchisee shall have no further rights of first refusal to develop Bistro Restaurants within the territory, provided, that such franchisee may continue to develop other concept fast-food restaurants in accordance with BRA's Uniform Franchise Offering Circular.

        3.3. In the event BRA proposes to develop a "Polcari's" restaurant within the Development Area, the LLC shall have a right of first refusal to develop, own and operate such restaurant. Ventures shall have the exclusive right to determine whether the LLC will exercise such right of first refusal. The LLC shall indicate in writing whether it desires to develop such restaurant not later than ten (10) days after such written proposal by BRA. If the LLC elects to develop such restaurant, no territory, franchise, site, license, royalty or other such fees shall be payable with respect thereto. If the LLC does not elect to develop such restaurant site, BRA may, in its sole discretion without seeking the approval of the LLC or Ventures, develop such restaurant site as a Polcari's Restaurant subject to payment to the LLC of a monthly fee equal to five percent (5%) of gross revenues generated by such restaurants.



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DEVELOPMENT AGREEMENT                                             Page 9
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

        3.3.1. Notwithstanding the foregoing, without prior written consent of Ventures, which consent may be withheld with or without reason, BRA shall not, in any part of the Development Area other than in the Boston Metropolitan area, develop, acquire, own, operate, maintain, engage in, be employed by, or otherwise become actively involved with, directly or indirectly, for itself or through, on behalf of or in conjunction with any person or legal entity, any "Polcari's" concept or other full-service Italian restaurants whose sales of pizza or Italian food exceed, or are likely to exceed, fifteen percent (15%) of its total sales by annual dollar volume or which use brick ovens, so long as either

                (i)     Ventures is a Member of the LLC or

                (ii) Ventures, or any affiliate of Ventures, owns, operates, or manages any Bistro Restaurants. The limitation set forth in the immediately preceding sentence shall not apply to ownership by BRA of a less than five percent (5%) beneficial interest in the outstanding equity securities or any corporation.

        3.4. Subject to Section 3.5 hereof, BRA shall furnish to Ventures the following:

                3.4.1. Site selection guidelines and criteria, and such site selection counseling and assistance as BRA, the LLC, and/or Ventures may deem advisable;


                3.4.2. Such on-site evaluations, if any, as BRA may deem advisable in response to Ventures' request for BRA's approval of a proposed site; and

                3.4.3. Preliminary plans and specifications for construction of a prototype Bistro Restaurant including exterior and interior design and layout plans, which plans shall be detailed but shall not be certified architectural drawings.

        3.5. Ventures shall use its reasonable best efforts to identify sites which it believes will be acceptable to BRA with the objective of operating through the LLC as many Bistro Restaurants in the Development Area as is reasonably feasible from an operations, logistics, financial and strategic planning standpoint.

        3.6. All out-of-pocket costs and expenses incurred by BRA or Ventures in connection with the development and operation of the Bistro Concept and the LLC's Bistro Restaurants, including without limitation, those related to concept design, menu design, logo design, legal, accounting, marketing, site selection, site development, management, supervision and operations, but excluding the costs of its executive employees and its overhead, shall be deemed to be expenses of the LLC and, subject to Section 2.4 hereof, shall be charged by BRA and Ventures to the LLC.


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DEVELOPMENT AGREEMENT                                               Page 10
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


        4.   ROLL-UP RIGHTS
             --------------

        4.1. BRA shall have the perpetual right at any time after thirty-six
(36) months, to buy (the "Call"), and Ventures shall have the perpetual right at any time after sixty (60) months to cause BRA to buy (the "Put" and together with the Call, the "Roll-Up Rights") the equity interest in the LLC owned by Ventures together with the assets of Ventures and its affiliates (excluding any cash, accounts receivable or other cash equivalents) used in any Bistro Restaurants or full service, sit down restaurants developed by Ventures or any affiliates of Ventures as provided herein (the "Ventures Locations").

        4.1.1. Either party may exercise their respective Roll-Up Rights pursuant to this Section 4.1 by written notice to the other party. In either case, BRA shall pay to Ventures and/or Ventures' affiliates, as applicable, the following consideration (in the aggregate, the "Roll-Up Amount"):

                (a) BRA shall pay to Ventures, in consideration of Ventures' equity interest in the LLC, a purchase price equal to 49% of the sum of:

                        (i)     the product of:

                                (A)     the aggregate Adjusted After-Tax Net
                                        Earnings (as hereinafter defined) of all of the restaurants of the LLC except those retained or excluded pursuant to the provisions of Section 4.2 hereof, times

                                (B)     a multiple (the "Multiple") equal to
                                        two-thirds of the price/earnings
                                        multiple (based on BRA's earnings for
                                        its most recent past fiscal year and
                                        provided that in no event shall the
                                        Multiple be greater than 22 or less than
                                        13) that BRA's common stock is then
                                        trading at on the National Association
                                        of Securities Dealers Automated
                                        Quotation System, or other national
                                        securities exchange, on average, for the twenty (20) consecutive trading days immediately preceding the Call or Put as the case may be,

                        minus

                        (ii) the aggregate amount of all outstanding debt of the LLC (all of which debt shall either be assumed by BRA or remain in the LLC provided that Ventures shall have no further liability with respect thereto), plus

                        (iii) the aggregate amount of all cash, cash equivalents, accounts receivable, prepaid expenses, and similar current liquid


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DEVELOPMENT AGREEMENT                                                Page 11
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

                                assets of the LLC, but not of any Ventures locations, acquired by BRA at the closing (the "Closing") of the purchase and sale transaction consummated pursuant to exercise of the Roll-Up Rights (the "Roll-Up Transaction"),

             (b) BRA shall pay to Ventures or Ventures' affiliates, as applicable, in consideration of each Ventures Location acquired by BRA, a purchase price equal to the sum of:

                        (i)     the product of:

                                (A)     the aggregate Adjusted After-Tax Net
                                        Earnings generated by such Ventures
                                        Location, times

                                (B)     the Multiple,

                        plus

                        (ii) file aggregate amount of all prepaid expenses and similar current liquid assets of Ventures and/or Ventures' affiliates, as applicable, used in such Ventures Location, but not including any cash, accounts receivable, cash equivalents or similar liquid assets which are retained by Ventures or the Ventures' affiliates in accordance with the terms and conditions of this agreement.

        4.1.2. For all purposes of this Agreement, the term "Adjusted After-Tax Net Earnings" shall mean

        (a)     the sum of:

                (i) with respect to each restaurant of the LLC, Ventures or any affiliate of Ventures included in a Roll-Up Transaction (but excluding those restaurants of the LLC, Ventures or any affiliate of Ventures retained or excluded pursuant to the provisions of Section 4.2 hereof) an amount equal to the net earnings of such restaurant during the trailing four (4) fiscal quarters of the LLC, Ventures or the affiliate of Ventures, as applicable, immediately preceding the "Determination Date" (which is the date on which the Put or Call is exercised) with respect to the Roll-Up Transaction, determined after allocating the general and administrative expenses of the LLC, Ventures or the affiliate of Ventures, as applicable, on a pro rata basis among all of the restaurants of the LLC, Ventures or the affiliate of Ventures, as applicable (whether such restaurants are


--------------------------------------------------------------------------------
DEVELOPMENT AGREEMENT                                                 Page 12
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

                        included in the Roll-Up Transaction or are excluded or retained pursuant to the provisions of Section 4.2 hereof) based on the number of such restaurants open and owned by such entity during such period, plus

                (ii) with respect to the franchising and licensing of the Bistro Concept and Bistro Restaurants, all development, territorial, license and similar fees (all of which shall be taken into income and be deemed fully earned when received by the LLC or by BRA subject to the obligation to remit such amounts to the LLC pursuant to this Agreement) and all royalties and similar amounts based upon a percentage of sales with respect to each franchised or licensed bistro restaurant that have been or should have been paid over by BRA to the LLC during the trailing four (4) fiscal quarters of the LLC immediately preceding the Determination Date with respect to the Roll-Up Transaction, determined after allocating the general and administrative expenses associated with such franchise revenues, reduced in each case by

        (b) a tax amount based on the applicable combined Federal, state and local tax rate which would have been applied with respect to such earnings if they had been the only net earnings of BRA during such fiscal year, exclusive, however, of any loss carry forwards; provided, however, that (x) the net earnings of any restaurant of the LLC or Ventures which was open for fewer than fifteen (15) months by the end of such four (4) fiscal quarters shall be determined by excluding the net earnings of such restaurant for any of its first three (3) months of operation which are included in such four (4) fiscal quarters and annualizing its net earnings based on the remaining months of its operation which are included in such four (4) fiscal quarters (based on the product of the restaurant's average monthly net earnings during such remaining months times 12) and
                (y) any territory, franchise, site, license, royalty or other such fees paid by the LLC or Ventures to BRA, or by Ventures to the LLC, as the case may be, shall be disregarded in determining the net earnings of such restaurant; further provided, however, that in calculating Adjusted After Tax Net Earnings, there shall be no deduction for interest paid by the LLC on its debts or by Ventures or its affiliates with respect to the debt on its and its affiliates' restaurants (nor shall such interest be deducted for income tax


--------------------------------------------------------------------------------
DEVELOPMENT AGREEMENT                                                 Page 13
12/23/98
                purposes), (x) inasmuch as the outstanding debt of the LLC and that on the restaurants of Ventures and its affiliates will be deducted (as to the LLC), or not taken into account (as to restaurants of Ventures or its affiliates), in computing the Roll-Up Amount.

                4.1.3. For all purposes of this Agreement, all liability for future payments due under any lease of the LLC (whether with respect to real or personal assets and whether accounted for as a "true" lease or as a "capital" or "finance" lease)

                (i) shall either be assumed by BRA at the Closing of the Roll-Up Transaction or shall remain in the LLC provided that Ventures shall have no further liability with respect thereto, and

                (ii) shall not be commuted, discounted, or otherwise taken into account in any way in determining the debt of the LLC, Ventures, or any affiliate of Ventures for purposes of calculating the Roll-Up Amount.

        4.2. The Roll-Up Amount may be paid by BRA in cash, common stock of BRA ("Roll-Up Shares"), or a combination of both, at the discretion of BRA; provided that BRA shall pay to Ventures as part of the Roll-Up Amount at least that much cash which is sufficient to cover all tax liabilities which will be incurred by Ventures and/or its Members by reason of the Roll-Up Transaction assuming maximum Federal, state and local tax brackets and no offsetting losses from unrelated activities (the "Tax-Related Portion"). The Closing of any Roll-Up Transaction pursuant to exercise of the Roll-Up Rights shall take place within one hundred and eighty (180) days after the date that the Put or Call is exercised (the "Closing Date") and BRA shall notify Ventures in writing within one hundred and twenty (120) days after the Determination Date whether BRA will pay the Roll-Up Amount in cash and/or Roll-Up Shares or a combination of both. All calculations pursuant to this Section 4 shall be determined by the Accountants in accordance with GAAP and FASB within ninety (90) days after the Determination Date. Such calculations shall be made by the Accountants with the assistance and cooperation of Ventures and BRA. In addition, Ventures shall furnish the Accountants with any necessary financial information concerning any Ventures Locations included in the Roll-Up Transaction and any information reasonably necessary to calculate the Tax Related Portion. If any restaurant of the LLC or Ventures is operating at a loss or on a break-even basis, or if the portion of the Roll-Up Amount based on such restaurant's Adjusted After-Tax Net Earnings would equal an amount which is less than the total investment by the LLC or Ventures, as the case may be, in such restaurant, then Ventures or its Members shall have the right to retain, or obtain from the LLC, ownership of such restaurant (for no consideration to the LLC other than the assumption of all debt, leases, accrued payables and accrued employee obligations associated with such restaurant plus the payment to the LLC of fifty-one percent (51%) of any amounts the LLC invested in such restaurant) and withhold it from the Roll-Up Transaction (through a spin-off, split-off, or distribution-in-kind by the LLC, or otherwise, as Ventures and BRA may reasonably deem advisable); provided that Ventures shall reimburse the LLC for any costs, including tax liabilities, directly related to such spin-off, split-off or distribution-in-kind and Ventures and/or its Members shall operate such restaurants after the Closing subject to BRA's standard form franchise


--------------------------------------------------------------------------------
DEVELOPMENT AGREEMENT                                            Page 14
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

agreement. At the Closing, Ventures shall transfer its equity interests in the LLC, and Ventures and its affiliates shall transfer their ownership interests in the assets of any Bistro Restaurants owned by Ventures or its affiliates which are included in the Roll-Up Transaction to BRA free and clear of any security interests, mortgages, liens, claims, charges or other encumbrances, and this Agreement shall cease to be of any further effect except with respect to Bistro Restaurants which were retained, or obtained from the LLC, by Ventures or any of its affiliates and except for the provisions of Sections 4.7, 8, 10, 11, 14, 15, 16 and 18. During the period from the Determination Date through the Closing Date, the LLC shall continue to operate in a manner consistent with the manner in which it generally operated prior to the Determination Date.

        4.3. In the event BRA elects to pay the Roll-Up Amount in Roll-Up Shares or a combination of Roll-Up Shares and cash, the Roll-Up Amount shall be paid on the Closing Date pursuant to section 4.2. In the event BRA elects to pay all or a portion of the Roll-Up Amount in the form of Roll-Up Shares, the number of Roll-Up Shares subject to the Roll-Up Amount shall be determined based on the current market price per share of BRA's common stock. The current market price per share, if traded on a national securities exchange, on any date shall be the average of the closing bid prices on such exchange (as adjusted for any stock dividend, split combination or reclassification that takes effect after the date hereof) for the twenty (20) consecutive trading days immediately prior to the Determination Date or, if a weekend or holiday, on the last day the principal national securities exchange on which the BRA's common stock is listed or admitted to trading was open. If not traded on a national securities exchange, the current market price per share shall be determined by appraisal paid for equally by BRA and Ventures. The Roll-Up Amount shall be paid by BRA as provided in Section 4.2 above. Notwithstanding the foregoing, BRA may elect to pay any cash portion of the Roll-Up Amount (other than the Tax Related Portion) over a period of five (5) years in equal installments bearing interest at the then prevailing applicable Federal rate, adjusted annually, as defined in Section 1274(d) of the Internal Revenue Code; provided that BRA posts collateral for such obligation which is reasonable in light of the obligation and is reasonably acceptable to BRA and Ventures.

        4.4. In the event Ventures receives any Roll-Up Shares and BRA subsequently determines to register any shares of its common stock under the Act and, in connection therewith, BRA may lawfully register any of the Roll-Up Shares, other than pursuant to a registration statement on Form S-4, S-8 or any comparable form or filed in connection with an exchange offering of securities solely to BRA's existing shareholders, BRA will promptly give written notice thereof to Ventures. Upon the written request of Ventures within thirty (30) days after receipt of any such notice from BRA, BRA will, except as herein provided, cause all of the Roll-Up Shares which Ventures has requested to be registered to be included in such registration statement, all to the extent requisite to permit the sale or other disposition of the Roll-Up Shares on the exchange or system on which BRA shares are regularly traded. However, nothing herein shall prevent BRA from at any time abandoning or delaying any registration in its entirety. If any Roll-Up Shares registered pursuant to this
Section 4.4 shall be included in an underwritten public offering in whole or in part, BRA may require that the Roll-Up Shares requested for inclusion thereunder be included in the underwriting on the same terms and conditions as the securities otherwise being sold, through the underwriters are being sold. If and in the event that the managing underwriter of such public offering shall be of the good faith opinion that inclusion of all of the Roll-Up



--------------------------------------------------------------------------------
DEVELOPMENT AGREEMENT                                                 Page 15
12/23/98

Shares would adversely affect the marketing of the securities to be sold by BRA therein, then the number of Roll-Up Shares otherwise to be included in the underwritten public offering may be reduced on a pro rata basis with the shares proposed to be included in such offering by any other selling shareholder (exclusive of BRA); provided, however, that the number of Roll-Up Shares which would otherwise be included in the underwritten public offering shall not be reduced below 15% of the total number of shares included in such public offering (through BRA or otherwise) pursuant to the foregoing limitation unless the managing underwriter of such public offering shall be of the good faith opinion that inclusion of even such amount of the Roll-Up Shares would materially and adversely affect the marketing of the securities to be sold by BRA therein. In the event any Roll-Up Shares are included in a public offering, Ventures and its officers, directors and members shall enter into such so-called "lock-up" agreements as the managing underwriters shall reasonably in good faith require. Anything herein to the contrary notwithstanding, BRA shall not be obligated to provide the foregoing so-called "piggyback" registration rights on more than four (4) separate occasions (provided, however, that if the number of Roll-Up Shares included in an underwritten public offering has been limited in accordance with the terms and conditions set forth in the immediately preceding sentence hereof, such that less than 75% of the Roll-Up Shares requested to be included in a public offering are included, or if BRA does not complete and "go effective" with such registration such public offering or notice by BRA to Ventures shall not constitute one of such four (4) occasions).

        4.5. BRA may exercise its Call right within the first thirty-six (36) months after the date of this agreement in the event of the death or Disability (as hereinafter defined) of Richard Reeves during such thirty-six (36) month period or in the event that, during such thirty-six (36) month period, Richard Reeves ceases to own at least ten percent (10%) of the equity interests of Ventures or ceases to be the chief executive officer or managing member of Ventures; provided that Richard Reeves shall have the right to transfer his ownership interest in Ventures to an irrevocable trust of which any one or more of his spouse and/or children are the sole beneficiaries during their lives. In the event of such exercise, the Roll-Up Amount shall be an equal to the greater of

        (i) an amount equal to the Roll-Up Amount as computed pursuant to the foregoing provisions of this Section 4 or

        (ii) an amount equal to the total amount invested, in the aggregate, by Ventures and its affiliates in the LLC and the Ventures Locations.

For purposes hereof, "Disability' shall mean the inability of Richard Reeves to perform his duties on behalf of himself and Ventures as required hereunder, as determined by a physician mutually selected by BRA and Richard Reeves, for a period of ninety (90) consecutive days or one hundred and twenty (120) days during any twelve (12) month period.

        4.6. Ventures and its affiliates may exercise their Put Right within the first sixty (60) months after the date of this Agreement in the event of


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DEVELOPMENT AGREEMENT                                            Page 16
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



                (i) the sale or other transfer of all or substantially all of operating assets of BRA (without regard to BRA's interests in the LLC) to any party other than a wholly-owned subsidiary of BRA,

                (ii) if any one person or entity and their affiliates and associates in the aggregate acquire more than 50% of the current equity interests of BRA,

                (iii) the merger or consolidation of BRA with any entity, in which BRA is not the surviving entity, other than a wholly-owned subsidiary of BRA, or

                (iv) the discontinuance of George R. Chapdelaine as the chief executive officer of BRA for any reason (subject, however, to the provisions of Section 1.3 with respect to any such discontinuance implemented by vote of BRA's (or any successor's) Board of Directors), including, but not limited to, his death, disability (as defined in Section 4.5) or termination of employment (subject to
                        Section 1.3). In the event of such exercise, the Roll-Up Amount shall be an equal to the greater of (i) the Roll-Up Fee as computed pursuant to the foregoing provisions of this Section 4 or (ii) an amount equal to the total amount invested, in the aggregate, by Ventures and its affiliates in the LLC and the Ventures Locations.

        4.7. At the Closing of the Roll-Up Transaction, BRA shall agree to indemnify Ventures and its principals from and against all liabilities, leases, claims, actions, obligations, payables, lawsuits, damages, losses, and the like including attorneys fees (collectively, "Damages") relating to the post-closing operation of the business and operations of the LLC, and of or pertaining to the post-closing business and operations of the Ventures' Locations acquired by BRA, except to the extent resulting from the gross negligence or misconduct of Ventures or any of its employees, officers, directors or members. Similarly, at the Closing of the Roll-Up Transaction, Ventures shall agree to indemnify BRA, the LLC and their respective officers, directors, and Members from and against all Damages relating to the pre-closing operations of the Ventures Locations acquired by BRA and the pre and post-closing operations of any Ventures Locations retained by Ventures. Except to the extent resulting from the gross negligence or misconduct of BRA or any of its employees, officers, directors or members or any post-Closing operations of the LLC. Such indemnification shall be pursuant to an Indemnification Agreement, in form and substance reasonably satisfactory to Ventures' and BRA's counsel, to be executed and delivered by BRA and Ventures at the Closing of the Roll-Up Transaction.

5.  SINGLE RESTAURANT PURCHASES
    ---------------------------

        BRA shall have the right to cause the LLC or Ventures, as applicable, to sell any Bistro Restaurant operated by the LLC or independently by Ventures as a franchisee, in connection with BRA's sale of a franchise for the territory in which such restaurant is located. The purchase price for such restaurant shall be determined and payable in the same way as the Roll-Up Amount would be determined and paid under Section 4 hereof; provided, however, that neither Ventures nor its members shall have the right to retain, or obtain from the LLC, ownership of such


--------------------------------------------------------------------------------
DEVELOPMENT AGREEMENT                                               Page 17
l2/23/98
restaurant as otherwise provided under Section 4.2 hereof, but in the event such restaurant is operating at a loss or on a break-even basis, or if the purchase price which would be paid with respect to such restaurant pursuant to this
Section 5 would equal an amount which is less than the investment by the LLC or Ventures, as the case may be, in such restaurant, then the Adjusted After-Tax Net Earnings of such restaurant shall be conclusively deemed to be, for the purpose of computing the Roll-Up Amount of such restaurant, an amount equal to the average Adjusted After-Tax Net Earnings of all of the restaurants of the LLC and Ventures which have been open for more than fifteen (15) months by the end of the last of the four (4) fiscal quarters with respect to which the Roll-Up Amount is calculated.

6.      COMPLIANCE WITH LAWS
         -------------------

        Each of Ventures and BRA shall use its reasonable best efforts to secure, maintain, enforce and comply in all material respects with, and cause the LLC to secure, maintain, enforce and comply in all material respects with, all applicable laws and all required licenses, permits, franchises and certificates relating to the marketing, promotion, sale and implementation of each Bistro Restaurant or full-service restaurant developed by Ventures, BRA or the LLC, as applicable, including, without limitation, all government regulations relating to food service businesses, franchising, licensing, withholding of income taxes, social security taxes, sales taxes, value added taxes, and other taxes.

7.      ADVERTISING AND MARKETING
        -------------------------

        Ventures and BRA shall together, on behalf of, in the name of, and at the expense of, the LLC, develop marketing and promotional materials for use in the marketing and promotion of the Bistro Concept and the Bistro Restaurants. All advertising and promotion by Ventures, BRA and the LLC shall be subject to
Section 2.4 hereof, shall be completely factual and shall conform to commercially acceptable standards of ethical advertising. None of Ventures, BRA or the LLC will incur any liability on behalf of any other of them, nor make any claims, warranties or representations with respect to the Bistro Concept or the Bistro Restaurants, except for those which have been previously approved in writing by BRA and Ventures. If BRA or Ventures reasonably disapproves of any such advertising or promotion, Ventures, BRA and the LLC shall cease the use or authorization of such advertising.

8.      CONFIDENTIAL INFORMATION
        ------------------------

        8.1. Except in connection with their development and operation of Bistro Restaurants solely in accordance with this Agreement, neither Ventures nor the LLC shall, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of itself or any other person or entity any confidential information, knowledge, criteria analysis and systems, trade secrets, proprietary technology or know-how of BRA or the LLC which may be communicated to Ventures or the LLC or of which Ventures or the LLC may be apprised by virtue of Ventures' or the LLC's activities under this Agreement ("BRA Confidential Information"). Furthermore, in connection with their development and operation of Bistro Restaurants, Ventures and the LLC may only divulge such BRA Confidential Information to



--------------------------------------------------------------------------------
DEVELOPMENT AGREEMENT                                                 Page 18
12/23/98
employees, agents or independent contractors of Ventures or the LLC on a need-to-know basis. At BRA's request, prior to any disclosure, Ventures and the LLC shall inform BRA as to whom they wish to disclose any BRA Confidential Information and require its employees and any other similar person to whom Ventures or the LLC wishes to disclose any confidential information of BRA to execute covenants that they will maintain the confidentiality of such information. Such covenants shall be in a form reasonably satisfactory to BRA, including, without limitation, specific identification of BRA as a third-party beneficiary with the independent right to enforce the covenants. All information, knowledge, trade secrets, know-how, techniques, and other data which BRA designates as confidential shall be deemed BRA Confidential Information for purposes of this Agreement except information which Ventures or the LLC can demonstrate came to its attention by lawful means prior to disclosure thereof by BRA, or which, at or after the time of disclosure by BRA to Ventures or the LLC, had become or later becomes a part of the public domain, through publication or communication by others. The foregoing limitations shall not prevent Ventures or the LLC, or any of their employees, agents, or independent contractors, from disclosing BRA Confidential Information pursuant to any court order or judicial or administration summons or subpoena; provided, however, that in such event notice shall be given to BRA as to the required disclosure so as to allow BRA, at BRA's expense, to seek any desired protective order.

        8.2. Except in connection with their development and operation of Bistro Restaurants in accordance with this Agreement, neither BRA nor the LLC shall, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of itself or any other person or entity any confidential information, knowledge, criteria analysis and systems, trade secrets, proprietary technology or know-how of Ventures, Richard Reeves, or the LLC which may be communicated to BRA or the LLC or of which BRA or the LLC may be apprised by virtue of BRA's or the LLC's activities under this Agreement ("Ventures Confidential Information"). Furthermore, in connection with their development and operation of Bistro Restaurants, BRA and the LLC may only divulge such Ventures Confidential Information to employees, agents or independent contractors of BRA or the LLC on a need-to-know basis. At Venture's request, BRA and the LLC shall require its employees and any other person to whom BRA or the LLC wishes to disclose any Confidential Information of Ventures or Richard Reeves to execute covenants that they will maintain the confidentiality of such information. Such covenants shall be in a form reasonably satisfactory to Ventures, including, without limitation, specific identification of Ventures and Richard Reeves as third-party beneficiaries, each with the independent right to enforce the covenants. All information, knowledge, trade secrets, know-how, techniques, and other data which Ventures or Richard Reeves designates as confidential shall be deemed Ventures Confidential Information for purposes of this Agreement except information which BRA or the LLC can demonstrate came to its attention by lawful means prior to disclosure thereof by Ventures or Richard Reeves, or which, at or after the time of disclosure by Ventures or Richard Reeves to BRA or the LLC, had become or later becomes a part of the public domain, through publication or communication by others. The foregoing limitations shall not prevent BRA or any of its employees, agents, or independent contractors, from disclosing Ventures Confidential Information pursuant to any court order or judicial or administration summons or subpoena; provided, however, that in such event notice shall be given to Ventures as to the required disclosure so as to allow Ventures, at Ventures's expense, to seek any desired protective order.



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DEVELOPMENT AGREEMENT                                                 Page 19
12/23/98

 9.  CORPORATE REQUIREMENTS
     ----------------------

        If Ventures is a corporation, limited liability company or partnership during the term of this Agreement, Ventures shall furnish BRA with a copy of its charter documents, memoranda of association, Bylaws, and any other corporate governing documents.

10.  COVENANTS
     ----------

        10.1. Each of BRA and Ventures covenants that during the term of this Agreement, it shall not either directly or indirectly, for itself or through, on behalf of or in conjunction with any person or legal entity, divert or attempt to divert any present or prospective franchisee or customer of a Bistro Restaurant to any other casual full-service Italian dining concept by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with BRA's Proprietary Marks and the Bistro Concept.

        10.2. Ventures hereby covenants that, except for Bistro Restaurants or as otherwise approved in writing by BRA, Ventures shall not, during the term of this Agreement and, during a period of two (2) years following the expiration or termination of this Agreement or the Closing of a Roll-Up Transaction, either directly or indirectly, for itself or through, on behalf or in conjunction with any person or legal entity, own, maintain, operate, engage in, be employed by, provide assistance to, or have any interest in any business whose sales of pizza or Italian food exceed fifteen percent (15%) of its total sales by annual dollar volume, and further, that Ventures shall not use brick ovens, including without limitation, the proprietary ovens of the LLC or BRA or any derivations thereof in connection with its business. This Section 10.2 shall not apply to Oldenberg Brewery Company provided Oldenberg Brewery Company primarily serves American food and that the combination of Italian food and/or pizza does not account for more than twenty percent (20%) of Oldenberg Brewery Company's total sales by annual dollar value.

        10.3. Section 10.2 shall not apply to ownership by Ventures of a less than five percent (5%) beneficial interest in the outstanding equity securities of any publicly held corporation.

        10.4. Ventures understands and acknowledges that BRA shall have the right at its option, to reduce the scope of any covenant of Ventures set forth in Section 10.1 and/or 10.2 of this Agreement effective immediately upon receipt by Ventures of written notice thereof such that thereafter Ventures shall no longer be prohibited from engaging in the identified activity; provided that, Ventures agrees that the balance of the covenants contained in said Sections shall be fully enforceable notwithstanding anything to the contrary contained in this Agreement. BRA understands and acknowledges that Ventures shall have the right at its option, to reduce the scope of any covenant of BRA set forth in
Section 3.3 and/or Section 10.1 of this Agreement effective immediately upon receipt by BRA of written notice thereof such that thereafter BRA shall no longer be prohibited from engaging in the identified activity; provided that, BRA agrees that the balance of the covenants contained in said Sections shall be fully enforceable notwithstanding anything to the contrary contained in this Agreement.


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DEVELOPMENT AGREEMENT                                               Page 20
12/23/98

        10.5. Ventures agrees that the existence of any claims it may have against BRA, whether or not arising from or under this Agreement, shall not constitute a defense to the enforcement by BRA of the covenants of Ventures set forth in this Section 10.

        10.6. BRA agrees that the existence of any claims it may have against Ventures, whether or not arising from or under this Agreement, shall not constitute a defense to the enforcement by Ventures of the covenants of BRA set forth in this Section 10.

        10.7. Ventures acknowledges that Venture's violation of the terms of its covenants under this Section 10 would result in irreparable injury to BRA for which no adequate remedy at law may be available, and Ventures accordingly consents to the issuance of an injunction prohibiting any conduct by Ventures in violation of the terms of this Section 10. Such injunctive relief shall be in addition to any other remedies BRA may have.

        10.8. BRA acknowledges that BRA's violation of the terms of its covenants under Section 3.3 or this Section 10 would result in irreparable injury to Ventures for which no adequate remedy at law may be available, and BRA accordingly consents to the issuance of an injunction prohibiting any conduct by BRA in violation of the terms of Section 3.3 or this Section 10. Such injunctive relief shall be in addition to any other remedies Ventures may have.

        10.9. At BRA's request Ventures shall obtain and furnish to BRA executed covenants similar in substance to those set forth in this Section 10 (including covenants applicable upon the termination of an individual's relationship with Ventures) from any or all executive management (above the unit level including area managers), officers and holders of a direct or indirect beneficial interest of five percent (5%) or more of the securities of Ventures. Every covenant required by this Section 10.9 shall be in a form reasonably satisfactory to BRA, including, without limitation, specific identification of BRA as a third party beneficiary with the independent right to enforce the covenant.

        10.10. At Ventures' request BRA shall obtain and furnish to Ventures executed covenants similar in substance to those set forth in Section 3.3 or this Section 10 (including covenants applicable upon the termination of an individual's relationship with BRA) from any or all executive management (above the unit level including area managers), officers and holders of a direct or indirect beneficial interest of five percent (5%) or more of the securities of BRA. Every covenant required by this Section 10.10 shall be in a form reasonably satisfactory to Ventures, including, without limitation, specific identification of Ventures as a third party beneficiary with the independent right to enforce the covenant.

        10.11. Ventures understands, covenants and agrees that the brick ovens used in the Bistro Restaurants contain proprietary technology which Ventures shall have no right to use, sell or divulge except in connection with the Bistro Restaurants in accordance with this Agreement. Ventures fully agrees that such brick ovens will be leased to the LLC and Ventures, in accordance with BRA's standard costing methods, and title to the brick ovens will be returned to BRA upon termination of the applicable lease.


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DEVELOPMENT AGREEMENT                                                 Page 21
12/23/98

11.   NOTICES
      -------

      All notices pursuant to this Agreement shall be in writing and shall be personally delivered, sent by registered mail, or delivered or sent by another method which affords the sender evidence of receipt or attempted delivery, to the respective parties at the following addresses, unless and until a different address has been designated by written notice to the other party:

     Notices to BRA:

     Boston Restaurant Associates, Inc.
     Stonehill Corporate Center
     999 Broadway, Suite 400
     Saugus, MA 01906
     Attn: Chief Executive Officer
     Tel: 781 231-7575
     Fax: 781 231-5225

     with a copy to:

     Brown, Rudnick Freed & Gesmer, P.C.
     One Financial Center
     Boston, MA 02111
     Attn: Gordon R. Penman, Esquire
     Tel: 617 856-8200
     Fax: 617 856-8201





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DEVELOPMENT AGREEMENT                                                   Page 22
12/23/98

     Notices to Ventures:

     Richard Reeves
     Italian Ventures, LLC
     1230 Liberty Bank Lane - Suite 220
     Louisville, KY 40222
     Tel: 502426-4084
     Fax: 502 425-5744

     with a copy to:

     Michael Fleishman, Esquire
     Greenebaum Doll & McDonald PLLC
     3300 National City Tower
     101 South Fifth Street
     Louisville, KY 40202-3197
     Tel: 502 587-3530
     Fax: 502 587-3695

     and:

     David M. Roth
     Roth Foley  Bryant & Cooper
     First  Trust  Centre,  Suite 300 South
     200 S. Fifth  Street
     Louisville, KY 40202-3236
     Tel: 502 569-7550
     Fax: 502 540-0123 (with an additional copy faxed to 502-451-1805)

         Any notice sent or delivered which affords the sender evidence of receipt or attempted delivery shall be deemed to have been given and received at the date and time of receipt or attempted delivery.

12.     INDEPENDENT CONTRACTOR
        ----------------------

        12.1. It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them; that each of Ventures and BRA is an independent contractor; and that nothing in this Agreement is intended to make either party an agent legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

        12.2. Each of Ventures and BRA shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement, except when they are specifically acting on behalf of the LLC in accordance with the terms and provisions of this Agreement and of the


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DEVELOPMENT AGREEMENT                                                   Page 23
12/23/98

Operating Agreement of the LLC. Each of Ventures and BRA agrees to take such actions as shall be necessary to that end.

13.     APPROVALS AND WAIVERS
        ---------------------

        13.1. Whenever this Agreement requires the prior approval or consent of any party, the party seeking such approval or consent shall make a timely written request to the party from whom such approval or consent is sought, and, except as may be otherwise expressly provided herein, such approval or consent must be given or refused in writing and signed by an officer or other duly authorized representative of the party from whom such approval or consent is sought within seven (7) days of being received.

        13.2. No failure of any party to exercise any right reserved to it in this Agreement or to insist upon strict compliance by any other party with any obligation or condition in this Agreement and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of any party's right to exercise its right or to demand exact compliance with any of the terms of this Agreement. Waiver by any party of any particular default by any other party shall not affect or impair the waiving party's rights with respect to any subsequent default of the same, similar, or different nature; nor shall any delay, forbearance, or omission of any party to exercise any power or right arising out of any breach or default by any other party of any of the terms, provisions, or covenants of this Agreement affect or impair such party's right to exercise the same; nor shall such constitute a waiver by such party of any rights hereunder or rights to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term.

14.    SEVERABILITY AND CONSTRUCTION
       -----------------------------

        14.1. If for any reason, any provision of this Agreement is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall only apply in the jurisdiction holding such provision invalid and shall not impair the operation of or have any other effect upon, such other provisions of this Agreement as may remain otherwise intelligible. The latter shall continue to be given full force and effect and bind the parties hereto, and the invalid provision(s) shall be deemed not to be a part of this Agreement.

        14.2. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Ventures and BRA (and the LLC upon adoption of this Agreement), any rights or remedies under or by reason of this Agreement.

        14.3. Any provision or covenant of this Agreement which expressly or by reasonable implication imposes obligations after the expiration or termination of this Agreement shall survive such expiration or termination.

        14.4. Each party agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision of this Agreement as


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DEVELOPMENT AGREEMENT                                                   Page 24
12/23/98
though it were separately articulated in and made a part of this Agreement that may result (i) from striking from any of the provisions hereof any portion or portions which a court or agency having valid jurisdiction may hold to be unreasonable and unenforceable in an unappealed final decision in a court of competent jurisdiction, or (ii) from reducing the scope of any promise or covenant to the extent required to comply with such a court or agency order.

15.     APPLICABLE LAW; REMEDIES
        ------------------------

        15.1. This Agreement shall be executed and accepted on behalf of BRA in the Commonwealth of Massachusetts by a duly authorized officer, only following signature by a duly authorized representative of Ventures, and shall be governed by the laws of the Commonwealth of Massachusetts. BRA and Ventures consent to be bound by the provisions of such laws.

        15.2. Subject to the Mediation and Arbitration Provisions (as hereinafter defined), no right or remedy conferred upon or reserved to BRA or Ventures by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

        15.3. Nothing herein contained shall bar any party's right to obtain emergency temporary injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining temporary restraining orders and preliminary injunctions, pending implementation of the Mediation and Arbitration Provisions to address such issue and determine what temporary or permanent relief is in order.

16.     MEDIATION AND ARBITRATION PROVISIONS
        ------------------------------------

        16.1. Actions and Disputes Subject to the Mediation and Arbitration Provisions.

              (a) Notwithstanding any other provision of this Agreement which might be construed to the contrary, BRA, Ventures, the LLC, or any of their affiliates may require that any claims, demands, disputes, controversies, differences, issues or other matters that arise between or among any of them concerning any issue relating to (i) the interpretation or enforcement of this Agreement, or (ii) the rights, privileges, duties, or liabilities of any of them under this Agreement or under any management, employment, engagement, license, development, franchise, or cross-indemnification agreement with any one or more of them, or (iii) the reasonability of any refusal by a party to this Agreement to consent or approve, or of any delay in such party's granting consent or approval of, any action which is made subject to the approval or consent of any party under this Agreement or under the LLC's Operating Agreement (unless such approval or consent is expressly permitted under this Agreement or under the LLC's Operating Agreement to be withheld with or without reason), be submitted to, and controlled by, the mediation and arbitration provisions hereafter set forth in this Section 16 (the "Mediation and Arbitration Provisions")

              (b) For all purposes of this Agreement, (A) any claim, demand, dispute, controversy, difference, issue, or other matter which may be submitted to, and controlled by, the


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DEVELOPMENT AGREEMENT                                                  Page 25
12/23/98

Mediation and Arbitration Provisions pursuant to this Section 16.1 shall constitute and is hereinafter be referred to as an "Arbitratable Matter," (B) the person or persons submitting such Arbitratable Matter to the Mediation and Arbitration Provisions is hereinafter referred to, collectively, as the "Petitioner," and (C) the person or persons who have proposed or implemented (wholly or partially) the action which constitutes the Arbitratable Matter in issue, or against whom the claim, demand, dispute, controversy, difference, issue or other matter exists which constitutes the Arbitratable Matter in issue, as the case may be, is hereinafter referred to, collectively, as the "Defendant." If more than one person constitutes the Petitioner or Defendant as to any Arbitratable Matter, as the case may be, they shall act in accordance with the vote of a majority-in-number of such persons, unless all of such persons in such group are Members of the LLC, in which case they shall act in accordance with the vote of a Majority-in-Interest of such persons (as defined in the LLC's Operating Agreement) held by all of those constituting such group.

        16.2. Mediation and Arbitration Provisions as to Arbitratable Matters. For all purposes of this Agreement, the term "Mediation and Arbitration Provisions" shall mean the following provisions:

                  (a) The Petitioner as to any Arbitratable Matter shall, by written notice to the Defendant with respect to such Arbitratable Matter, demand that such Arbitratable Matter be submitted within 15 days to nonbinding mediation proceedings in either Boston, Massachusetts, or Louisville, Kentucky. Such notice shall state the name and address of the mediator proposed by the Petitioner. The Defendant may, by written notice to the Petitioner within ten
(10) days after the notice from Petitioner, object to either or both of the proposed location of the mediation or the proposed mediator to be used for the mediation. If the Defendant objects to the location proposed by the Petitioner for such mediation, such mediation shall be held in Washington, D.C. If the Defendant objects to the mediator for such mediation, the Petitioner and Defendant shall attempt to agree on a mutually acceptable mediator.

                  (b) Upon the giving of notice by the Petitioner demanding mediation, the Defendant shall, to the fullest extent possible, cease and desist the action or proposed action, or other activities or matters, which are the subject of the Arbitratable Matter in issue and exercise its reasonable best efforts to maintain the status quo pending the consideration and resolution of the Arbitratable Matter pursuant to these Mediation and Arbitration Provisions.


                  (c) If (A) the parties fail to agree upon a mediator within ten (10) days after the Defendant's objection to the Petitioner's proposed mediator, or (B) the mediation does not result in a written agreement between or among the parties resolving the Arbitratable Matter within thirty (30) days following the Petitioner's initial notice to the Defendant demanding such mediation, then the Petitioner may, by written notice to the Defendant with respect to such Arbitratable Matter, appoint an arbitrator who shall be a person experienced in serving as an arbitrator under the rules of the American Arbitration Association ("AAA"). The Defendant as to such Arbitratable Matter shall, by written notice, within 10 days after receipt of such notice by the first party, appoint another arbitrator who shall have the same qualifications as the first arbitrator and, in default of any such appointment by any of such other parties, the first arbitrator


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DEVELOPMENT AGREEMENT                                                   Page 26
12/23/98
appointed shall be the sole arbitrator. In lieu of the foregoing, the parties to the Arbitratable Matter may agree upon a single arbitrator, in which case such arbitrator shall serve as the sole arbitrator. The arbitration hearing(s) shall take place in the same jurisdiction as was established for the mediation pursuant to these Mediation and Arbitration Provisions whether or not such medication was, in fact, conducted (the "Arbitration Jurisdiction").

                  (d) If two arbitrators have been appointed in accordance with subsection (c) above, such arbitrators shall, if possible, agree upon one more arbitrator with the same qualifications as the first and second arbitrator and shall appoint him or her by written notice signed by each of the initial arbitrators with a copy mailed to each party to the claim, demand, dispute, controversy, or difference within 10 days after the appointment of the last of the initial arbitrators to be appointed. If such 10 day period has elapsed without notice of appointment of the additional odd-numbered arbitrator, then any one or more parties to the Arbitratable Matter may, in writing, request any judge of a state court located in the Arbitration Jurisdiction to appoint a third arbitrator which appointment shall be conclusively binding.

                  (e) Within 30 days after the multiple arbitrators or single arbitrator are appointed as provided for above, such arbitrators or arbitrator shall hold an arbitration hearing in the Arbitration Jurisdiction and shall establish from time to time such rules and procedures for such hearing as the arbitrator(s), in their sole discretion, may deem advisable. At the hearing, the arbitrator(s) shall allow each party to present that party's case, evidence and witnesses, if any, in the presence of the other party, and shall render such decision and award as the arbitrator(s), (by vote of a majority of the arbitrators if there is more than one), in their sole discretion, may deem just.

                  (f) The parties request that the arbitrator(s) include in the decision and award explicit provision for the payment by one or both of the parties of all arbitration fees and costs and all fees and costs incurred by the parties in connection therewith, including, but not limited to, attorneys' fees and other expenses incurred by each of the parties and the arbitrator(s), on such terms as the arbitrator(s), in their sole discretion, may deem just. If the decision and award does not include a complete determination with respect to such fees and costs for any reason, then except to the extent otherwise provided by the decision and award, (i) the arbitration fees and costs with respect to any arbitrator shall be borne by the party appointing that arbitrator, (ii) the arbitration fees and costs with respect to any arbitrator appointed by the two arbitrators who were appointed by the parties or with respect to the single arbitrator if there shall be only one arbitrator, as the case may be, shall be evenly divided between the Petitioner and the Defendant, and (iii) each party shall otherwise bear such party's own fees and costs, including, but not limited to, attorneys' fees.

                  (g) The decision and award of the majority of the multiple arbitrators, or the decision and award of the sole arbitrator, as the case may be, shall be binding upon all of the parties to this Agreement, with no right to appeal with respect to any questions of law or any other issue to any court, and judgment may be entered on such decision and award in any court having jurisdiction over any party.



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DEVELOPMENT AGREEMENT                                                   Page 27
12/23/98

                (h) Except where in conflict with the terms of this Section 16, the rules and procedures of AAA shall govern the arbitration proceedings.


18.     ENTIRE AGREEMENT
        ----------------

        This Agreement the documents referred to herein, and the Exhibits attached hereto constitute the entire agreement between BRA and Ventures concerning the subject matter hereof and supersede all prior agreements, negotiations, representations, and correspondence concerning the same subject matter. Except for those expressly permitted to be made unilaterally by a party hereunder, no amendment change, or variance from this Agreement shall be binding on either party unless agreed to in writing by the parties and executed by their authorized officers or agents.

19.   PURSUIT OF OTHER INTERESTS
      --------------------------

        Except as otherwise provided in this Agreement or in the LLC's Operating Agreement, each of BRA and Ventures and their respective affiliates may engage in, or possess an interest in, other business ventures of any nature or description, independently or with others, including those which may be considered competitive with the activities of the LLC, and neither the LLC nor the other of BRA and Ventures, shall have any rights by virtue of this Agreement or the Operating Agreement of the LLC, in and to such independent ventures, or to the income or profits derived therefrom. Neither BRA nor Ventures or any of their respective affiliates, shall be obligated to present any particular business opportunity of a character which, if presented to the LLC, could be taken by the LLC, and each of BRA and Ventures shall have the right to take for its own account or its affiliates' account or to recommend to others any such particular business opportunity to the exclusion of the LLC and the other.

20.   ACKNOWLEDGMENTS
      ---------------

        20.1. Each party acknowledges that the success of the business venture contemplated by this Agreement involves substantial business risks and is largely dependent upon the LLC's business skills and financial and other resources. Each of BRA and Ventures expressly disclaims the making of, and the other of them acknowledges not having received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

        20.2. Each of BRA and Ventures acknowledges that it has received, read, and understood this Agreement and the attached Exhibits, and that it has had ample time and opportunity to consult with advisors of such party's own choosing about the potential benefits and risks of entering into this Agreement.

        21. This document may be executed in multiple counterparts of which together shall constitute one and the same document. This document is effective as of the date set forth below.



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DEVELOPMENT AGREEMENT                                                   Page 28
12/23/98

        IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

BOSTON RESTAURANT ASSOCIATES, INC.           ITALIAN VENTURES LLC

By:   /s/ George R. Chapdelaine              By:   /s/ Richard Reeves
      -------------------------------              ----------------------------

Title:  President                            Title:  Manager
      -------------------------------              ----------------------------







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DEVELOPMENT AGREEMENT                                                 Page 29
12/23/98